Exhibit 23.2

                        [LETTERHEAD OF MALONEBAILEY, LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-/A2 of our report dated December 19, 2012 with respect to the audited financial statements of Translation Group Inc (a development stage company) for the period from August 28, 2012 (inception) through October 31, 2012

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
--------------------------------
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 25, 2013